UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.             Other Events.

On August 7, 2018, Progenics Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Credit Suisse Securities (USA) LLC, as joint book-running managers and as representatives of the several underwriters named on Schedule A attached thereto (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, an aggregate of 9,090,909 primary shares of the Company’s common stock (the “Firm Shares”) at a public offering price of $8.25 per share. In addition, the Company has granted the Underwriters an option, exercisable for 30 days after August 7, 2018, to purchase an aggregate of up to 1,363,636 additional shares of the Company’s common stock.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary indemnification obligations of the Company and the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made only for purposes thereof and as of specific dates, are solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The Company issued and delivered the Firm Shares on August 10, 2018. The net proceeds to the Company from the issuance of the Firm Shares are approximately $70.0 million.

The offering of the Firm Shares was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2017 (File No. 333-215454), a base prospectus, dated January 19, 2017, included as part of the registration statement, and a prospectus supplement, dated August 7, 2018, filed with the SEC on August 8, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of August 7, 2018, by and among Progenics Pharmaceuticals, Inc. and Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of O’Melveny & Myers LLP.
23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 10, 2018